Exhibit 10.13

[Informal English Translation]

Memorandum of Agreement

Made and executed in Jerusalem this 20th day of September 2016

Between:

Ms. Rachel Zacks Identity No. 29581

Dr. Moshe Eliash Identity No. 1940998

(each of them severally and jointly)

(hereinafter called – “the Landlord”)

of the one part;

And:

Sol-Gel Technologies Ltd.

Corporate number 51-2544693

(hereinafter called: “the Tenant”)

of the other part

WHEREAS:	A Second Addendum to the Tenancy Agreement of October 10, 2007 was signed between the parties on March 30, 2016; and

WHEREAS:	The parties wish to modify the particulars of the New Additional Areas (as defined in the Addendum) and in consequence the details of the payments described in the Addendum fall to be modified.

It is therefore declared and agreed between the parties as follows:

1.	The preamble to this Memorandum of Agreement constitutes an integral part thereof.

2.	The area that is leased to the Tenant in addition to the “Additional Area” as defined in the Addendum is an area of 373 square meters as marked in the attached plan being Appendix “A”, and this will replace the “New Additional Areas” as defined in the Addendum.

3.	The rent described in clause 6 of the Addendum for the area of 1090.71 square meters (gross) on the first floor and 521 square meters (gross) on the top floor will stand at NIS 65 per square meter, and in the aggregate NIS 104,761.15.

4.	The rent described in clause 7 of the Addendum will stand at NIS 72,735.00 for three months and the Tenant will pay the sum of NIS 2,728.00 the difference of the rent in excess of the sum of NIS 70,007.00 which was paid according to the provisions of the Amendment, (plus VAT), on the execution of this Memorandum of Agreement.

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5.	The amount of the management fees owed by the Tenant pursuant to clause 8 of the Addendum will stand at NIS 20,952.23 per month.

6.	The amount of the collateral according to clause 9 of the Addendum will stand at NIS 96,980.00 instead of the sum of NIS 93,340.00 that was paid according to the provisions of the Addendum, and the Tenant will pay the difference in the sum of NIS 3,640 (plus VAT) on the execution of this Memorandum of Agreement.

7.	Subject as herein provided, all of the provisions of the Addendum shall remain in full force and effect.

In witness whereof the parties have set their hands on the date first above written

/s/ Dr. Moshe Eliash	/s/ Kobbi Nir
The Landlord	Sol-Gel Technologies Ltd.
in his own name
and in the name of Ms. Rachel Zacks
by general power of attorney

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